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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-102084 and No. 333-130031) on Form S-8 of Community First, Inc. of our report dated March 3, 2006, on the consolidated financial statements of Community First, Inc. as of December 31, 2005 and 2004 and for the years then ended which report appears in this Annual Report on Form 10-KSB of Community First, Inc. for the year ended December 31, 2005.

                                        [CROWE CHIZEK AND COMPANY LLC]
                                         Crowe Chizek and Company LLC

Brentwood, Tennessee
March 22, 2006

                                   (Continued)